PRICING SUPPLEMENT NO. 137                                     Rule 424 (b)(3)
Dated: July 16, 1998                                        File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $15,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 7/21/98    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 7/21/2011        CUSIP #: 073928 DZ 3

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                     Optional       Optional
                    Redemption       Repayment      Repayment
Redeemable On       Price(s)         Date(s)        Price(s)

N/A                 N/A              N/A            N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  6.447%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                   Maximum Interest Rate:

[_]         Commercial Paper Rate      Minimum Interest Rate:

[_]         Federal Funds Rate         Interest Reset Date(s):

[_]         Treasury Rate              Interest Reset Period:

[_]         LIBOR Reuters              Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                 Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):


-------------------------------
*        On each January 21 and July 21.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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